EXHIBIT 10.8

COMMERCIAL SUBLEASE AGREEMENT

I. THE PARTIES. This Commercial Sublease Agreement (“Agreement”) is made on August 1, 2021, by and between:

Landlord: Sykes Creek Limited Partnership (“Landlord”), and

Tenant: Craig Technical Consulting, Inc. DBA Craig Technologies (“Tenant”), and

Subtenant: Sidus Space, Inc (“Subtenant”).

HEREINAFTER the Landlord, Tenant, and Subtenant shall be collectively referred to as the “Parties” and agree as follows:

II. ORIGINAL LEASE. The Parties recognize that the Tenant is subletting the Premises described in Section III of this Agreement. This Agreement shall be subject to the terms and conditions of the master lease (“Master Lease”) that exists between the Landlord and Tenant and dated October 23, 2018.

III. DESCRIPTION OF LEASED PREMISES. The Tenant agrees to lease to the Subtenant:

a.) Mailing Address: 150 North Sykes Creek Parkway, Merritt Island, Florida 32953.

b.) Square Feet: 3,427.56 SF

c.) Type of Space: office [e.g., retail, office, industrial).

d.) Additional Description: leasing designated rooms and shared use of common areas such as bathrooms and hallways

Hereinafter known as the “Premises.”

IV. SUBLET. The Tenant agrees to sublet: (check one)

☐ - All of the space under the Master Lease.

☒ - Part of the space under the Master Lease.

V. ATTACHED PLAN. The Tenant: (check one)

☒ - Has attached a floorplan/layout to this Agreement.

☐ - Has not attached a floorplan/layout to this Agreement.

VI. USE OF LEASED PREMISES. The Tenant is leasing the Premises to the Subtenant and the Subtenant is hereby agreeing to lease the Premises for the following use and purpose: office space for Sidus Space, Inc employees and their authorized guests.

Any change in use or purpose the Premises other than as described above shall be upon prior written consent of Tenant only.

Page 1 of 11

VII. LEASE TYPE. This Agreement is a: (check one)

☐ - Fixed Lease. The Sublet shall be allowed to occupy the Premises starting on_____________, 20                   , and end on                           , ____________20 (“Lease Term”). At the end of the Lease Term and no renewal is made, the Subtenant: (check one)

☐ - May continue to lease the Premises under the same terms of this Agreement under a month-to-month arrangement.

☐ - Must vacate the Premises or renew under the terms mentioned in Section IX.

☒ - Month-to-Month Lease. The Subtenant shall be allowed to occupy the Premises on a month-to-month arrangement starting on August 1, 2021, and ending upon notice of 30 days from either Party to the other Party (“Lease Term”).

VIII. RENT. The net monthly payment from the Subtenant shall be: (check one)

☐ - The Same Amount. The Subtenant shall pay $            for the Lease Term, payable monthly with the first payment due on the commencement of this Agreement and each monthly installment payable thereafter on the 1st day of each month.

☒ - Different Amounts. During the Lease Term the Rent shall be paid in the following amounts for the following periods:

Period 1

Rent Amount: $4,570.07 monthly payable on the 1st day of each month Start Date: August 1, 2021. End Date January 31,2022. ($16/sq ft)

Period 2

Rent Amount: $4,707.18 monthly payable on the 1st day of each month Start Date: February 1, 2022. End Date January 31,2023. ($16.48 sq ft)

Period 3

Rent Amount: $4,847.13 monthly payable on the 1st day of each month Start Date: February 1, 2023. End Date January 31,2024. ($16.97 sq ft)

Hereinafter known as the “Rent.” The Rent for any period during the term hereon, which is for less than one (1) month shall be a pro-rata portion of the monthly rent.

IX. OPTION TO RENEW. The Subtenant: (check one)

☒ - May not renew this Agreement.

☐ - May have the right to renew this Agreement with a total of                      renewal period(s) with each term being                     year(s)                       month(s) which may be exercised by giving written notice to Tenant no less than 60 days prior to the expiration of the Agreement or renewal period.

Page 2 of 11

Rent for each option period shall: (check one)

☐ - Not increase.

☐ - Increase by: (check one)

☐ -                %

☐ - $

☐ - The amount calculated by multiplying the Rent by the annual change in the Consumer Price Index (CPI) published by the Bureau of Labor Statistics by the most recent publication to the option period start date.

☐ - Other: ____________________________

X. EXPENSES. (check and initial one)

☐ - GROSS. Subtenant’s Initials                      Tenant’s Initials _____________

It is the intention of the Parties that this Agreement be considered a “Gross Lease” and as such, the Rent is the entirety of the monthly rent. Therefore, the Subtenant is not obligated to pay any additional expenses which may include utilities, real estate taxes, insurance (other than on the Subtenant’s personal property), charges or expenses of any nature whatsoever in connection with the ownership and operation of the Premises. The Landlord shall be obligated to maintain the general exterior structure of the Premises and shall maintain all major systems such as the heating, plumbing, and electrical. The parking area shall be maintained by the Landlord including the removal of any environmental hazards as well as the grounds and lands surrounding the Premises. The Subtenant shall maintain at their expense casualty insurance for the Premises against loss by fire which may or may not include any extended coverage. The Subtenant will provide and maintain personal liability and property damage insurance as a lessee, at least to the limits of One Million Dollars ($1,000,000.00), that will designate the Landlord and Tenant as an “also named insured” and shall provide the Landlord and Tenant with a copy of such insurance certification or policy prior to the effective date of this Agreement.

☒ - MODIFIED GROSS. Subtenant’s Initials                           Tenant’s Initials _______________

It is the intention of the Parties that this Agreement shall be considered a “Modified Gross Lease”.

Page 3 of 11

In addition to the Rent, the Subtenant shall be obligated to pay the following monthly expenses: CAM charges for subtenant’s portion of the space. Subtenant will be responsible for 19% of the CAM charges paid on a monthly basis and based on actual charges.

Tenant shall pay the following monthly expenses:

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

☐ - TRIPLE-NET (NNN). Subtenant’s Initials                            Tenant’s Initials __________________

It is the intention of the Parties that this Agreement shall be considered a “Triple Net Lease”.

a.) Operating Expenses. The Tenant shall have no obligation to provide any services, perform any acts, or pay expenses, charges, obligations or costs of any kind whatsoever with respect to the Premises. The Subtenant hereby agrees to pay one hundred percent (100%) of any and all Operating Expenses as hereafter defined for the entire term of the Agreement and any extensions thereof in accordance with specific provisions hereinafter set forth. The term “Operating Expenses” shall include all costs to the Tenant of operating and maintaining the Premises, and shall include, without limitation, real estate and personal property taxes and assessments, management fee(s), heating, air conditioning, HVAC, electricity, water, waste disposal, sewage, operating materials and supplies, service agreements and charges, lawn care, restriping, repairs, repaving, cleaning and custodial, security, insurance, the cost of contesting the validity or applicability of any governmental acts which may affect operating expenses, and all other direct operating costs of operating and maintaining the Premises and related parking areas, unless expressly excluded from operating expenses.

b.) Taxes. Subtenant shall pay, during the term of this Agreement, the real estate taxes including any special taxes or assessments (collectively, the “taxes”) attributable to the Premises and accruing during such term. Subtenant, at Tenant’s option, shall pay to Tenant said taxes on a monthly basis, based on one-twelfth (1/12) of the estimated annual amount for taxes. Taxes for any fractional calendar year during the term hereof shall be prorated. In the event the Subtenant does not make any tax payment required hereunder, Subtenant shall be in default of this Agreement.

c.) Insurance. Subtenant shall maintain, at all times during the Lease Term, comprehensive general liability insurance in an insurance company licensed to do business in the State in which the Premises are located and that is satisfactory to the Landlord and Tenant, properly protecting and indemnifying the Landlord and Tenant with single limit coverage of not less than ____________dollars ($                          ) for injury to or                       dollars ($                      ) death of persons and _______________ dollars ($                           ) for property damage. During the Lease Term, Subtenant shall furnish the Landlord and Tenant with certificate(s) of insurance, in a form acceptable to the Landlord and Tenant, covering such insurance so maintained by Subtenant and naming the Landlord and Tenant and Landlord’s mortgagees, if any, as additional insured.

Page 4 of 11

XI. SECURITY DEPOSIT. In addition to the above, a deposit in the amount of $ N/A shall be due and payable in advance or at the signing of this Agreement, hereinafter referred to as the “Security Deposit”, and shall be held in escrow by the Tenant in a separate, interest-bearing savings account as security for the faithful performance of the terms and conditions of the Agreement. The Security Deposit may not be used to pay the last month’s rent unless written permission is granted by the Tenant.

XII. LEASEHOLD IMPROVEMENTS. The Subtenant agrees that no leasehold improvements, alterations or changes of any nature, (except for those listed on any attached addenda) shall be made to the leasehold Premises or the exterior of the building without first obtaining the consent of the Tenant in writing, which consent shall not be unreasonably withheld, and thereafter, any and all leasehold improvements made to the Premises which become affixed or attached to the leasehold Premises shall remain the property of the Tenant at the expiration or termination of this Agreement. Furthermore, any leasehold improvements shall be made only in accordance with applicable federal, state or local codes, ordinances or regulations, having due regard for the type of construction of the building housing the subject leasehold Premises. If the Subtenant makes any improvements to the Premises, the Subtenant shall be responsible payment, except the following:  N/A

______________________________________________________________________

______________________________________________________________________

Nothing in the Agreement shall be construed to authorize the Subtenant or any other person acting for the Subtenant to encumber the rents of the Premises or the interest of the Subtenant in the Premises or any person under and through whom the Subtenant has acquired its interest in the Premises with a mechanic’s lien or any other type of encumbrance. Under no circumstance shall the Subtenant be construed to be the agent, employee or representative of the Tenant. In the event a lien is placed against the Premises, through actions of the Subtenant, Subtenant will promptly pay the same or bond against the same and take steps immediately to have such lien removed. If the Subtenant fails to have the Lien removed, the Tenant shall take steps to remove the lien and the Subtenant shall pay Tenant for all expenses related to the Lien and removal thereof and shall be in default of this Agreement.

XIII. LICENSES AND PERMITS. A copy of any and all local, state or federal permits acquired by the Subtenant which are required for the use of the Premises shall be kept on site at all times and shall be readily accessible and produced to the Tenant, Landlord, and/or their agents or any local, state, or federal officials upon demand.

Page 5 of 11

XIV. OBLIGATIONS OF SUBTENANT. The Subtenant shall be primarily responsible whenever needed for the maintenance and general pickup of the entranceway leading into the Premises, so that this is kept in a neat, safe and presentable condition. The Subtenant shall also be responsible for all minor repairs and maintenance of the leasehold Premises, particularly those items which need immediate attention and which the Subtenant, or their employees, can do and perform on their own, including but not limited to the replacement of light bulbs, as well as the normal repair and cleaning of windows, cleaning and clearing of toilets, etc., and the Subtenant shall properly maintain the Premises in a good, safe, and clean condition. The Subtenant shall properly and promptly remove all rubbish and hazardous wastes and see that the same are properly disposed of according to all local, state or federal laws, rules, regulations or ordinances.

In the event the structure of the Premises is damaged as a result of any neglect or negligence of Subtenant, their employees, agents, business invitees, or any independent contractors serving the Subtenant or in any way as a result of Subtenant’s use and occupancy of the Premises, then the Subtenant shall be primarily responsible for seeing that the proper claims are placed with the Subtenant’s insurance company, or the damaging party’s insurance company, and shall furthermore be responsible for seeing that the building is safeguarded with respect to said damage and that all proper notices with respect to said damage are made in a timely fashion, including notice to the Tenant and the party or parties causing said damage. Any damage that is not covered by an insurance company will be the liability of the Subtenant.

The Subtenant shall, during the term of this Agreement, and in the renewal thereof, at its sole expense, keep the interior of the Premises in as good a condition and repair as it is at the date of this Agreement, reasonable wear and use excepted. This obligation would include the obligation to replace any plate glass damaged as a result of the neglect or acts of Subtenant or her guests or invitees. Furthermore, the Subtenant shall not knowingly commit nor permit to be committed any act or thing contrary to the rules and regulations prescribed from time to time by any federal, state or local authorities and shall expressly not be allowed to keep or maintain any hazardous waste materials or contaminates on the Premises. Subtenant shall also be responsible for the cost, if any, which would be incurred to bring her contemplated operation and business activity into compliance with any law or regulation of a federal, state or local authority.

XV. INSURANCE. In the event the Subtenant fails to obtain insurance required hereunder and fails to maintain the same in force continuously during the term, Tenant may, but shall not be required to, obtain the same and charge the Subtenant for same as additional rent. Furthermore, Subtenant agrees not to keep upon the Premises any articles or goods which may be prohibited by the standard form of fire insurance policy, and in the event the insurance rates applicable to fire and extended coverage covering the Premises shall be increased by reason of any use of the Premises made by Subtenant, then Subtenant shall pay to Tenant, upon demand, such increase in insurance premium as shall be caused by said use or Subtenant’s proportionate share of any such increase.

XVI. SUBLET/ASSIGNMENT. The Subtenant may not transfer or assign this Agreement, or any right or interest hereunder or sublet said leased Premises or any part thereof without first obtaining the prior written consent and approval of the Tenant.

Page 6 of 11

XVII. DAMAGE TO LEASED PREMISES. In the event the building housing the Premises shall be destroyed or damaged as a result of any fire or other casualty which is not the result of the intentional acts or neglect of Subtenant and which precludes or adversely affects the Subtenant’s occupancy of the Premises, then in every such cause, the Rent herein set forth shall be abated or adjusted according to the extent to which the leased Premises have been rendered unfit for use and occupation by the Subtenant and until the demised Premises have been put in a condition at the expense of the Tenant, at least to the extent of the value and as nearly as possible to the condition of the Premises existing immediately prior to such damage. It is understood, however, in the event of total or substantial destruction to the Premises that in no event shall the Tenant’s obligation to restore, replace or rebuild exceed an amount equal to the sum of the insurance proceeds available for reconstruction with respect to said damage.

XVIII. DEFAULT AND POSSESSION. In the event that the Subtenant shall fail to pay said Rent and expenses as set forth herein, or any part thereof, when the same are due and payable, or shall otherwise be in default of any other terms of said Agreement for a period of more than 15 days, after receiving notice of said default, then the parties hereto expressly agree and covenant that the Tenant may declare the Agreement terminated and may immediately re-enter said Premises and take possession of the same together with any of Subtenant’s personal property, equipment or fixtures left on the Premises which items may be held by the Tenant as security for the Subtenant’s eventual payment and/or satisfaction of rental defaults or other defaults of Subtenant under the Agreement. It is further agreed that if the Subtenant is in default, the Tenant shall be entitled to take any and all action to protect its interest in the personal property and equipment, to prevent the unauthorized removal of said property or equipment which threatened action would be deemed to constitute irreparable harm and injury to the Tenant in violation of its security interest in said items of personal property. Furthermore, in the event of default, the Tenant may expressly undertake all reasonable preparations and efforts to release the Premises including, but not limited to, the removal of all inventory, equipment or leasehold improvements of the Subtenant’s, at the Subtenant’s expense, without the need to first procure an order of any court to do so, although obligated in the interim to undertake reasonable steps and procedures to safeguard the value of Subtenant’s property, including the storage of the same, under reasonable terms and conditions at Subtenant’s expense, and, in addition, it is understood that the Tenant may sue the Subtenant for any damages or past rents due and owing and may undertake all and additional legal remedies then available.

In the event any legal action has to be instituted to enforce any terms or provisions under this Agreement, then the prevailing party in said action shall be entitled to recover a reasonable attorney’s fee in addition to all costs of said action.

Rent which is in default for more than 5 days after due date shall accrue a payment penalty of one of the following: (check one)

☐ - Interest at a rate of                             percent (                           %) per annum on a daily basis until the amount is paid in full.

☒ - Late fee of $100 per day until the amount is paid in full.

Page 7 of 11

In this regard, all delinquent rental payments made shall be applied first toward interest due and the remaining toward delinquent rental payments.

XIX. INDEMNIFICATION. The Subtenant hereby covenants and agrees to indemnify, defend and hold the Tenant harmless from any and all claims or liabilities which may arise from any cause whatsoever as a result of Subtenant’s use and occupancy of the Premises, and further shall indemnify the Tenant for any losses which the Tenant may suffer in connection with the Subtenant’s use and occupancy or care, custody and control of the Premises. The Subtenant also hereby covenants and agrees to indemnify and hold harmless the Tenant from any and all claims or liabilities which may arise from any latent defects in the subject Premises that the Tenant is not aware of at the signing of the lease or at any time during the Lease Term.

XX. BANKRUPTCY - INSOLVENCY. The Subtenant agrees that in the event all or a substantial portion of the Subtenant’s assets are placed in the hands of a receiver or a Trustee, and such status continues for a period of 30 days, or should the Subtenant make an assignment for the benefit of creditors or be adjudicated bankrupt, or should the Subtenant institute any proceedings under the bankruptcy act or any amendment thereto, then such Agreement or interest in and to the leased Premises shall not become an asset in any such proceedings and, in such event, and in addition to any and all other remedies of the Tenant hereunder or by law provided, it shall be lawful for the Tenant to declare the term hereof ended and to re-enter the leased land and take possession thereof and all improvements thereon and to remove all persons therefrom and the Subtenant shall have no further claim thereon.

XXI. SUBORDINATION AND ATTORNMENT. Upon request of the Tenant, Subtenant will subordinate its rights hereunder to the lien of any mortgage now or hereafter in force against the property or any portion thereof, and to all advances made or hereafter to be made upon the security thereof, and to any ground or underlying lease of the property; provided, however, that in such case the holder of such mortgage, or the Tenant under such Agreement, shall agree that this Agreement shall not be divested or in any way affected by foreclosure, or other default proceedings under said mortgage, obligation secured thereby, or Agreement, so long as the Subtenant shall not be in default under the terms of this Agreement. Subtenant agrees that this Agreement shall remain in full force and effect notwithstanding any such default proceedings under said mortgage or obligation secured thereby.

Subtenant shall, in the event of the sale or assignment of Tenant’s interest in the building of which the Premises form a part, or in the event of any proceedings brought for the foreclosure of the Premises, or in the event of exercise of the power of sale under any mortgage made by Tenant covering the Premises, attorn to the purchaser and recognize such purchaser as Tenant under this Agreement.

XXII. MISCELLANEOUS TERMS.

a.) Usage by Subtenant. Subtenant shall comply with all rules, regulations and laws of any governmental authority with respect to use and occupancy. Subtenant shall not conduct or permit to be conducted upon the Premises any business or permit any act which is contrary to or in violation of any law, rules or regulations and requirements that may be imposed by any authority or any insurance company with which the Premises is insured, nor will the Subtenant allow the Premises to be used in any way which will invalidate or be in conflict with any insurance policies applicable to the building. In no event shall explosives or extra hazardous materials be taken onto or retained on the Premises. Furthermore, Subtenant shall not install or use any equipment that will cause undue interference with the peaceable and quiet enjoyment of the Premises by other tenants of the building.

Page 8 of 11

b.) Signs. Subtenant shall not place on any exterior door, wall or window of the Premises any sign or advertising matter without Tenant’s prior written consent and the approval of the local and State municipalities. Thereafter, Subtenant agrees to maintain such sign or advertising matter as first approved by Tenant in good condition and repair. Furthermore, Subtenant shall conform to any uniform reasonable sign plan or policy that the Tenant may introduce with respect to the building. Upon vacating the Premises, Subtenant agrees to remove all signs and to repair all damages caused or resulting from such removal.

c.) Pets. Unless otherwise stated in this Agreement, the only pets that shall be allowed on the Premises are those needed legally due to a disability or handicap.

d.) Condition of Premises/Inspection by Subtenant. The Subtenant has had the opportunity to inspect the Premises and acknowledges with its signature on this Agreement that the Premises are in good condition and comply in all respects with the requirements of this Agreement. Furthermore, the Tenant makes no representation or warranty with respect to the condition of the Premises or its fitness or availability for any particular use, and the Tenant shall not be liable for any latent or patent defect therein. Furthermore, the Subtenant represents that Subtenant has inspected the Premises and is leasing and will take possession of the Premises with all current fixtures present in their “as is” condition as of the date hereof.

e.) Right of Entry. It is agreed and understood that the Tenant and its agents shall have the complete and unencumbered right of entry to the Premises at any time or times for purposes of inspecting or showing the Premises and for the purpose of making any necessary repairs to the building or equipment as may be required of the Tenant under the terms of this Agreement or as may be deemed necessary with respect to the inspection, maintenance or repair of the building.

XXIII. ESTOPPEL CERTIFICATE. Subtenant at any time and from time to time, upon at least ten (10) days prior notice by Tenant, shall execute, acknowledge and deliver to Tenant, and/or to any other person, firm or corporation specified by Tenant, a statement certifying that the Agreement is unmodified and in full force and effect, or if the Agreement has been modified, then that the same is in full force and effect except as modified and stating the modifications, stating the dates to which the fixed rent and additional rent have been paid, and stating whether or not there exists any default by Tenant under this Agreement and, if so, specifying each such default.

XXIV. HOLDOVER. Should Subtenant remain in possession of the Premises after the cancellation, expiration or sooner termination of the Agreement, or any renewal thereof, without the execution of a new agreement or addendum, such holding over in the absence of a written agreement to the contrary shall be deemed, if Tenant so elects, to have created and be construed to be a tenancy from month to month, terminable upon thirty (30) days’ notice by either party.

XXV. WAIVER. Waiver by Tenant of a default under this Agreement shall not constitute a waiver of a subsequent default of any nature.

Page 9 of 11

XXVI. GOVERNING LAW. This Agreement shall be governed by the laws of the state of Florida.

XXVII. NOTICES. Payments and notices shall be addressed to the following:

Tenant

Craig Technical Consulting, Inc DBA Craig Technologies

150 N. Sykes Creek Pkwy Suite 200

Merritt Island, Florida 32953

Subtenant

Sidus Space, Inc.

150 N. Sykes Creek Pkwy Suite 200

Merritt Island, Florida 32953

XXVIII. AMENDMENT. No amendment of this Agreement shall be effective unless reduced to writing and subscribed by the Parties with all the formality of the original.

XXIX. BINDING EFFECT. This Agreement and any amendments thereto shall be binding upon the Tenant and the Subtenant and/or their respective successors, heirs, assigns, executors and administrators.

XXX. ADDITIONAL TERMS & CONDITIONS. __________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

IN WITNESS WHEREOF, the parties hereto set their hands and seal this                                          day of _____________, 20                                    .

Tenant’s Signature	/s/ Carol M Craig	Date: August 1, 2021
Print Name	Carol M Craig

Subtenant’s Signature	/s/ Carol M Craig	Date: August 1, 2021
Print Name	Carol M Craig

Page 10 of 11

EXHIBIT A

DESCRIPTION OF THE PREMISES

The leased space is located on the (2nd) floor, Suite 200, in the three (3) story building at 150 North Sykes Creek Parkway, Merritt Island, FL 32953 consisting of a total gross useable area of 11,323 square feet. The floor plan below shows the offices designated for sublet to Sidus Space as well as use of the common areas such as hallways and bathrooms. Space allocated to Sidus Space is 3,042.06 sq feet (30%) of the total gross useable area. Sidus will also pay rent for 30% of the common areas (385.5 sq feet). Total rent paid is based on 3,427.56 sq feet.

Page 11 of 11